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                                                                   Exhibit 23.01

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Interpore International, Inc. for the registration of 2,399,946 shares of its common stock and to the incorporation by reference therein of our report dated February 2, 2001, with respect to the consolidated financial statements and schedule of Intepore International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

Orange County, California
August 24, 2001